UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

ConforMIS, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2015, ConforMIS, Inc. (the “Company”) filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the initial public offering of shares of the Company’s common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation to, among other things: (i) authorize 200,000,000 shares of common stock; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (v) provide that the authorized number of directors may be changed only by the resolution of the Company’s board of directors, subject to the rights of any holders of any then outstanding series of preferred stock; (vi) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least 75% of the votes that all of the Company’s stockholders would be entitled to cast in an election of directors; (vii) provide that any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office, subject to the rights of any holders of any then outstanding series of preferred stock; and (viii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On July 7, 2015, in connection with the closing of the IPO, the amended and restated by-laws of the Company (the “Amended and Restated By-laws”), which were previously approved by the Company’s board of directors, became effective upon the closing of the IPO. The Amended and Restated By-laws restate the Company’s by-laws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the provisions of the Restated Certificate.

The foregoing description of the Amended and Restated By-laws is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)              Exhibits:

3.1	Restated Certificate of Incorporation of ConforMIS, Inc.

3.2	Amended and Restated By-laws of ConforMIS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: July 8, 2015	By:	/s/ Philipp Lang
Philipp Lang, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of ConforMIS, Inc.

3.2	Amended and Restated By-laws of ConforMIS, Inc.